Free Writing Prospectus (To the Prospectus, the Prospectus Supplement, and the Product Prospectus Supplement, each dated January 28, 2011)	Filed Pursuant to Rule 433 Registration No. 333-171806 April 15, 2013
Royal Bank of Canada	$ Return Enhanced Notes due April 19, 2018 Linked to the Hang Seng® China Enterprises Index Senior Global Medium-Term Notes, Series E
General
•
The Notes are designed for investors who seek a return of 1.86 times the appreciation of the Hang Seng® China Enterprises Index at maturity.  Investors should be willing to forgo interest and dividend payments and, if the Index declines, be willing to lose some or all of their principal.

•	Senior unsecured obligations of Royal Bank of Canada maturing April 19, 2018.(a)(b)
•	Minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof.
•	The Notes are expected to price on or about April 16, 2013(b) (the “pricing date”) and are expected to be issued on or about April 19, 2013(b) (the “issue date”).
Key Terms	Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement.
Issuer:	Royal Bank of Canada
Reference Asset:	Hang Seng® China Enterprises Index (the “Index”; Bloomberg ticker symbol “HSCEI <Index>”)
Leverage Factor:	1.86
Payment at Maturity:
If the Percentage Change is greater than or equal to 0%, you will receive a cash payment that provides you with a return per $1,000 in principal amount of the Notes equal to the Percentage Change multiplied by the Leverage Factor.  Accordingly, if the Percentage Change is zero or positive, your payment per $1,000 in principal amount of the Notes will be calculated as follows:

$1,000 + [$1,000 x (Percentage Change x Leverage Factor)]

If the Percentage Change is less than 0%, you will lose 1% of the principal amount of your Notes for every 1% that the Final Level declines from the Initial Level.  Accordingly, your payment per $1,000 in principal amount of the Notes will be calculated as follows:

$1,000 + ($1,000 x Percentage Change)

If the Final Level declines from the Initial Level, you will lose 1% of the principal amount of your Notes for every 1% that the Percentage Change is less than 0%.  Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Royal Bank of Canada to satisfy its obligations as they come due, see “Selected Risk Considerations—Credit of Issuer” in this free writing prospectus.

Percentage Change:	The performance of the Index from the Initial Level to the Final Level, calculated as follows: Final Level – Initial Level Initial Level
Initial Level:	[•], the closing level of the Index on the pricing date.
Final Level:	The arithmetic average of the closing level of the Index on each of the valuation dates.
Valuation Dates:	April 10, 2018, April 11, 2018, April 12, 2018, April 13, 2018 and April 16, 2018, (a)(b)
Maturity Date:	April 19, 2018(a)(b)
Calculation Agent:	RBC Capital Markets, LLC
CUSIP/ISIN:	78008SP34/US78008SP349
(a)	Subject to postponement if a market disruption event occurs, as described under “General Terms of the Notes—Market Disruption Events” in the product prospectus supplement.
(b)	Expected. In the event we make any change to the expected pricing date and issue date, the valuation dates and the maturity date will be changed so that the stated term of the Notes remains the same.
Investing in the Notes involves a number of risks.  See “Additional Risk Factors Specific to the Notes” beginning on page PS-4 of the product prospectus supplement, “Risk Factors” beginning on page 1 of the prospectus supplement and the prospectus and “Selected Risk Considerations” beginning on page FWP-4 of this free writing prospectus.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. government agency or instrumentality.

	Price to Public	Underwriting Commission(1)	Proceeds to Royal Bank of Canada
Per Note	100%	%	%
Total	$	$	$
(1) J.P. Morgan Securities LLC will act as placement agent for the Notes.

RBC Capital Markets, LLC	J.P. Morgan Securities LLC
Placement Agent

Royal Bank of Canada has filed a registration statement (including a product prospectus supplement, a prospectus supplement, and a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read those documents and the other documents relating to this offering that we have filed with the SEC for more complete information about us and this offering.  You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the product prospectus supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-866-609-6009.

You may revoke your offer to purchase the Notes at any time prior to the pricing as described on the cover of this free writing prospectus.  We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance.  In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes, in which case we may reject your offer to purchase.

ADDITIONAL TERMS OF THE NOTES

You should read this free writing prospectus together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 and the product prospectus supplement dated January 28, 2011, relating to our Senior Global Medium-Term Notes, Series E, of which these Notes are a part. Capitalized terms used but not defined in this free writing prospectus will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this free writing prospectus will control.  You should read this free writing prospectus carefully.

This free writing prospectus, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 28, 2011, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Product Prospectus Supplement ERN-EI-1 dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000380/m22111424b5.htm

Our Central Index Key, or CIK, on the SEC website is 1000275.  As used in this free writing prospectus, the “Company,” “Royal Bank”, “we,” “us,” or “our” refers to Royal Bank of Canada.

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What is the Total Return on the Notes at Maturity Assuming a Range of Performance for the Index?

The following table illustrates the hypothetical total return at maturity on the Notes.  The “total return,” as used in this free writing prospectus, is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 in principal amount of the Notes to $1,000.  The hypothetical total returns and examples set forth below assume an Initial Level of 10,500.00 and the Final Levels as set forth below.  The actual Initial Level will be determined on the pricing date, and the actual Final Level will be determined based on the arithmetic average of the closing level of the Index on each of the valuation dates.  The hypothetical total returns and examples set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes.  The numbers appearing in the following table and examples have been rounded for ease of analysis.  The examples below do not take into account any tax consequences from investing in the Notes.

Final Level	Percentage Change	Payment at Maturity	Total Return on the Notes
15,750.00	50.00%	$1,930.00	93.00%
14,700.00	40.00%	$1,744.00	74.40%
13,650.00	30.00%	$1,558.00	55.80%
12,600.00	20.00%	$1,372.00	37.20%
12,075.00	15.00%	$1,279.00	27.90%
11,550.00	10.00%	$1,186.00	18.60%
11,340.00	8.00%	$1,148.80	14.88%
11,025.00	5.00%	$1,093.00	9.30%
10,762.50	2.50%	$1,046.50	4.65%
10,500.00	0.00%	$1,000.00	0.00%
9,975.00	-5.00%	$950.00	-5.00%
9,450.00	-10.00%	$900.00	-10.00%
8,400.00	-20.00%	$800.00	-20.00%
7,350.00	-30.00%	$700.00	-30.00%
6,300.00	-40.00%	$600.00	-40.00%
5,250.00	-50.00%	$500.00	-50.00%
4,200.00	-60.00%	$400.00	-60.00%
3,150.00	-70.00%	$300.00	-70.00%
2,100.00	-80.00%	$200.00	-80.00%
1,050.00	-90.00%	$100.00	-90.00%
0.00	-100.00%	$0.00	-100.00%

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the table above are calculated.

Example 1: The level of the Index increases from the Initial Level of 10,500.00 to a Final Level of 10,762.50, resulting in a Percentage Change of 2.50%.

Because the Percentage Change is greater than 0%, the investor receives a payment at maturity of $1,046.50 per $1,000 in principal amount of the Notes, calculated as follows:

$1,000 + [$1,000 x (2.50% x 1.86)] = $1,046.50

Example 2: The level of the Index decreases from the Initial Level of 10,500.00 to a Final Level of 7,350.00, resulting in a Percentage Change of -30.00%.

Because the Percentage Change is less than 0%, the investor will receive a payment at maturity of $700.00 per $1,000 in principal amount of the Notes, calculated as follows:

$1,000 + ($1,000 x -30%) = $700.00

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Selected Purchase Considerations

•
Return Based on the Hang Seng® China Enterprises Index–The return on the Notes is linked to the Hang Seng® China Enterprises Index.  The Index is a market-capitalization weighted index consisting of all the Hong Kong listed H-shares of Chinese enterprises one year after the first H-share company was listed on the Hong Kong Stock Exchange. H-shares are Hong Kong listed shares, traded in Hong Kong dollars, of Chinese state-owned enterprises. For additional information about the Index, see the information set forth below under “Historical Information.”

•	Appreciation Potential—The Notes provide the opportunity to enhance equity returns by multiplying a positive Percentage Change by the Leverage Factor.

•
No Protection Against Loss—Payment at maturity of the principal amount of the Notes is not protected against a decline in the Final Level, as compared to the Initial Level.  If the Final Level is less than the Initial Level, you will lose an amount equal to 1% of the principal amount of your Notes for every 1% that the Percentage Change is less than 0%.  Because the Notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due and is not guaranteed by any third party. For a description of the risks with respect to the credit of Royal Bank of Canada, see “Selected Risk Considerations—Credit of Issuer” in this free writing prospectus.

Selected Risk Considerations

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the Index.  These risks are explained in more detail in the section “Additional Risk Factors Specific to the Notes,” beginning on page PS-4 of the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk – Investors in the Notes could lose all or a substantial portion of their principal amount if there is a decline in the level of the Index.  You will lose 1% of the principal amount of your Notes for each 1% that the Final Level is less than the Initial Level.

•
The Notes Do Not Pay Interest and Your Return May Be Lower than the Return on a Conventional Debt Security of Comparable Maturity – There will be no periodic interest payments on the Notes as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity.  The return that you will receive on the Notes, which could be negative, may be less than the return you could earn on other investments.  Even if your return is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of Royal Bank.

•
Credit of Issuer – The Notes are Royal Bank’s senior unsecured debt securities.  As a result, your receipt of the amount due on the maturity date is dependent upon Royal Bank’s ability to repay its obligations at that time.  This will be the case even if the level of the Index increases after the pricing date.  No assurance can be given as to what our financial condition will be at the maturity of the Notes.

•
There May Not Be an Active Trading Market for the Notes—Sales in the Secondary Market May Result in Significant Losses – There may be little or no secondary market for the Notes.  The Notes will not be listed on any securities exchange.  RBCCM and other affiliates of Royal Bank may make a market for the Notes; however, they are not required to do so.  RBCCM or any other affiliate of Royal Bank may stop any market-making activities at any time.  Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.  We expect that transaction costs in any secondary market would be high.  As a result, the difference between bid and asked prices for your Notes in any secondary market could be substantial.

•
You Will Not Have Any Rights to the Securities Included in the Index – As a holder of the Notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities included in the Index would have.

•
Many Economic and Market Factors Will Impact the Value of the Notes—In addition to the level of the Index on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

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•	the expected volatility of the Index;

•	the time to maturity of the Notes;

•	the dividend rate on the securities included in the Index;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•
The Inclusion in the Purchase Price of the Notes of the Underwriting Discount and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity – The price at which you purchase of the Notes includes the underwriting discount (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than the principal amount. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

•
An Investment in the Notes Is Subject to Risks Associated with Foreign Securities Markets - The Index tracks the value of certain non-U.S. equity securities.  You should be aware that investments in securities linked to the value of non-U.S. equity securities involve particular risks.  The these securities may have less liquidity and may be more volatile than U.S. or other securities markets, and market developments may affect foreign markets differently from U.S. or other securities markets.  Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets.  Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Prices of securities in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions.  These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health development in the region.  Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

•
Market Disruption Events or Unavailability of the Level of the Index and Adjustments – The payment at maturity, the valuation dates and the Reference Asset are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event and the unavailability of the level of the Index on a valuation date, see “General Terms of the Notes—Unavailability of the Level of the Reference Asset on a Valuation Date” and “—Market Disruption Events” in the product prospectus supplement.

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Historical Information

The following graph sets forth the historical performance of the Index based on the daily closing levels from January 2, 2002 through April 12, 2013.  The closing level of the Index on April 12, 2013 was 10,655.68.

We obtained the Index closing levels below from Bloomberg L.P.  We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P.  The historical levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Level.  We cannot give you assurance that the performance of the Index will result in the return of any of your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

All disclosures contained in this free writing prospectus regarding the Index, including, without limitation, its make up, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, Hang Seng Indexes Company Limited (“HSICL”), a wholly owned subsidiary of Hang Seng Bank. HSICL, which owns the copyright and all other rights to the Index, has no obligation to continue to publish, and may discontinue publication of, the Index. The consequences of HSICL discontinuing publication of the Index are discussed in the section of the product prospectus supplement entitled “General Terms of the Notes—Unavailability of the Level of the Index on a Valuation Date.” Neither we nor RBCCM accepts any responsibility for the calculation, maintenance or publication of the Index or any successor index.

The Index is reported by Bloomberg L.P. under the ticker symbol “HSCEI.”

The Index was first calculated and published on August 8, 1994, one year after the first H-share company was listed on The Stock Exchange of Hong Kong Ltd. (“SEHK”).  H-shares are Hong Kong listed shares, traded in Hong Kong dollars, of a company incorporated in the Chinese mainland.   The Index is a free-float adjusted market capitalization weighted stock market index and measures the performance of certain H-share companies that have their primary listing on the main board of the SEHK.  The Index includes 40 constituent stocks. The Index is calculated and disseminated real-time every 15 seconds during the trading hours on each trading day of SEHK, based on the calendar of the SEHK.

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Index Composition

Defining the Eligible Stocks

Only H-share companies with a primary listing on the main board of SEKH are eligible to be included in the Index.  In addition, to be eligible for selection in the Index, a stock: (1) should be listed for at least one month by the review cut-off date; and (2) must satisfy the turnover screening requirements. Stocks that are already included in the Index must have a turnover velocity of at least 0.1% for at least 10 out of the past 12 months.  To be added to the Index, a stock must have a turnover velocity of at least 0.1% for at least 10 out of the past 12 months and for each of the most recent three months.  Turnover velocity is calculated by dividing the median of the daily trades shares during a specific calendar month by the freefloat-adjusted issued shares at the end of that month.

Selecting the Index Companies

The Index is reviewed quarterly with data cut-off dates as of the end of March, June, September and December each year.  From the eligible stocks, final selections are made using the following methodology:

(1)
all eligible stocks are ranked by (i) full market capitalization, in terms of average month-end market capitalization in the past 12 months and (ii) freefloat-adjusted market capitalization, in terms of 12-month average market capitalization after  freefloat adjustment;

(2)
the combined  market capitalization ranking  for each eligible  stock is determined as the weighted average of the fully market capitalization ranking  and the freefloat-adjusted market capitalization ranking,  where each rank has a 50% weight; and

(3)	the 40 stocks that have the highest combined market capitalization ranking are selected as the constituents of Index, subject to the buffer zone rule as described below.

Buffer Zone and Effective Date

Existing constituents ranked 49th or lower will be removed from the Index while non-constituent stocks ranked 32nd or above will be included.  In case the number of incoming stocks is greater than the number of outgoing constituents, constituents with the lowest combined market capitalization rank will be removed from the Index in order to maintain the number of constituents at 40. If the number of incoming stocks is smaller than the number of outgoing constituents, stocks with the highest combined market capitalization rank will be added to the Index in order to maintain the number of constituents at 40.

Effective dates of constituent changes will be the next trading day after the first Friday of March, June, September and December.  If that Friday falls on a public holiday, it will be postponed to the next Friday, subject to the final decision made by HSICL. Under normal circumstances, at least seven trading days’ notice will be given for any constituent changes before the effective dates.

Index Calculation

The calculation methodology of the Index is a free float-adjusted market capitalization weighting methodology with a 10% cap on individual stocks. The Index is a price index without adjustment for cash dividends or warrant bonuses.

The formula for the index calculation is shown below:

Current	=	Current Aggregate Freefloat-adjusted Market Capitalization of Constituents	×	Yesterday’s
Index		Yesterday’s Aggregate Freefloat-adjusted Market Capitalization of Constituents		Closing Index

=	Σ (Pt x IS x FAF x CF)	×	Yesterday’s Closing
	Σ (Pt-1 x IS x FAF x CF)		Index

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where:

Pt: current price at day t;

Pt-1: closing price at day t-1;

IS: number of issued shares (in the case of H-share constituents, only the H-share portion is taken into calculation);

FAF: freefloat-adjusted factor, which is between 0 and 1; and

CF: capping factor, which is between 0 and 1.

Free-float Adjustments. Shares held by any entities (excluding custodians, trustees, mutual funds and investment companies) that control more than 5% of the shareholdings would be consisted as non-free float and are excluded from  the index calculation.   These include strategic holdings (holdings by governments  and affiliated entities or any other entities that hold substantial shares in the company would  be considered as non-freefloat unless otherwise  proved), directors’ and management holdings (holdings by directors, members of the board committee, principal officers or founding members), corporate  cross holdings (holdings by publicly traded  companies or private firms or institutions) and lock-up shares (shareholdings with  a publicly disclosed lock-up arrangement).  Lock-up shares with trading restrictions are classified as non-freefloat, regardless of the shareholding percentage.

The freefloat-adjusted factor represents the proportion of shares that is free-floated as a percentage of the issued shares. The freefloat-adjusted factor is rounded up to the nearest 1% if it is less than 10%; otherwise, it is rounded to the nearest 5. For companies with more than one class of shares, the freefloat-adjusted factor is calculated separately for each class of shares.

Cap Factor. A cap factor (“CF”) is calculated quarterly, such that no individual constituent in the Index will have a weighting exceeding a cap level of 10% on the index capping date.

Index Rebalancing. The update of the issued shares, adjustment of the freefloat-adjusted factor and calculation of the cap factor are undertaken quarterly. In addition, the issued shares will be updated simultaneously with the index adjustment for corporate actions, such as bonus issues, rights issues, stock splits and stock consolidations.  Ad hoc rebalancing will be conducted if a constituent’s issued shares and/or freefloat-adjusted factor is substantially different from the production data. The Index will also be recapped in the event of constituent changes if the newly added component weighs higher than the index cap level.

License Agreement

We expect to enter into a non-exclusive license agreement with HSICL providing for the license to us of the right to use certain indices calculated by HSICL in connection with the issuance and marketing of the Notes.

The license agreement is expected to provide that the following information must be set forth in this free writing prospectus:

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THE HANG SENG CHINA ENTERPRISES INDEX (THE “INDEX”) IS PUBLISHED AND COMPILED BY HANG SENG INDEXES COMPANY LIMITED PURSUANT TO A LICENSE FROM HANG SENG DATA SERVICES LIMITED. THE MARK AND NAME OF THE INDEX ARE PROPRIETARY TO HANG SENG DATA SERVICES LIMITED. HANG SENG INDEXES COMPANY LIMITED AND HANG SENG DATA SERVICES LIMITED HAVE AGREED TO THE USE OF, AND REFERENCE TO, THE INDEX  BY ROYAL BANK OF CANADA, IN CONNECTION WITH THE NOTES (THE “PRODUCT”), BUT NEITHER HANG SENG INDEXES COMPANY LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON (I) THE ACCURACY OR COMPLETENESS OF THE INDEX AND ITS COMPUTATION  OR ANY INFORMATION RELATED THERETO; OR (II) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (III) THE RESULTS WHICH MAY BE OBTAINED  BY ANY PERSON FROM THE USE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE INDEX IS GIVEN OR MAY BE IMPLIED.   THE PROCESS AND BASIS OF COMPUTATION AND COMPILATION OF THE INDEX  AND ANY OF THE RELATED FORMULA  OR FORMULAE, CONSTITUENT STOCKS AND FACTORS MAY AT ANY TIME BE CHANGED OR ALTERED BY HANG SENG INDEXES COMPANY LIMITED WITHOUT NOTICE. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HANG SENG INDEXES COMPANY LIMITED OR HANG SENG DATA SERVICES LIMITED (I) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE INDEX BY ROYAL BANK OF CANADA. IN CONNECTION WITH THE PRODUCT; OR (II) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HANG SENG INDEXES COMPANY LIMITED IN THE COMPUTATION  OF THE INDEX; OR (III) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS  OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION  OF THE INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (IV) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON DEALING  WITH THE PRODUCT AS A RESULT OF ANY OF THE AFORESAID, AN NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HANG SENG INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED IN CONNECTION WITH THE PRODUCT IN ANY MANNER WHATSOEVER BY ANY BROKER, HOLDER OR OTHER PERSON DEALING  WITH THE PRODUCT.  ANY BROKER, HOLDER OR OTHER PERSON DEALING WITH THE PRODUCT DOES SO THEREFORE IN FULL KNOWLEDGE OF THIS DISCLAIMER AND CAN PLACE NO RELIANCE WHATSOEVER ON HANG SENG INDEXES COMPANY LIMITED AND HANG SENG DATA SERVICES LIMITED. FOR THE AVOIDANCE OF DOUBT, THIS DISCLAIMER DOES NOT CREATE ANY CONTRACTUAL OR QUASI-CONTRACTUAL RELATIONSHIP BETWEEN ANY BROKER, HOLDER OR OTHER PERSON AND HANG SENG INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED AND MUST NOT BE CONSTRUED TO HAVE CREATED SUCH RELATIONSHIP.

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Supplemental Plan of Distribution

J.P. Morgan Securities LLC will act as placement agent for the Notes and will receive a fee from us or one of our affiliates of $30 per $1,000 in principal amount of the Notes. J.P. Morgan Securities LLC may act on behalf of an affiliate and may reallow all or a portion of fees received in connection with the distribution of the Notes to such affiliate.

We expect that delivery of the Notes will be made against payment for the Notes on or about April 19, 2013, which is the third business day following the pricing date (this settlement cycle being referred to as “T+3”).

In addition, RBCCM or another of its affiliates or agents may use this document in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

U.S. Federal Tax Consequences

By purchasing a Note, each holder agrees (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat the Note as a pre-paid cash-settled derivative contract for U.S. federal income tax purposes.  However, the U.S. federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different from that described in the preceding sentence.  Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 28, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to the Notes and is further supplemented by the following summary.

A “dividend equivalent” payment is treated as a dividend from sources within the U.S. and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder (as defined in the product prospectus supplement).  Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Notes, may be treated as dividend equivalents.  If enacted in their current form, the regulations will impose a withholding tax on payments made on the Notes on or after January 1, 2014 that are treated as dividend equivalents.  In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.  Further, non-U.S. holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Notes in order to minimize or avoid U.S. withholding taxes.

The Internal Revenue Service has issued notices and the Treasury Department has issued final regulations affecting the legislation enacted on March 18, 2010 and discussed in the product prospectus supplement under “Supplemental Discussion of U.S. Federal Income Tax Consequences — Supplemental U.S. Tax Considerations—Legislation Affecting Taxation of Notes Held By or Through Foreign Entities.”  Pursuant to the final regulations, withholding requirements with respect to payments made on the Notes will generally begin no earlier than January 1, 2014, and the withholding tax will not be imposed on payments pursuant to obligations outstanding on January 1, 2014.  Account holders subject to information reporting requirements pursuant to the legislation may include holders of the Notes.  Holders are urged to consult their own tax advisors regarding the implications of this legislation and subsequent guidance on their investment in the Notes.

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